UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            January 25, 2017

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2017, at the regularly scheduled meeting of the board of directors (the “Board”) of Mueller Water Products, Inc. (the “Company”) immediately following the Company’s annual meeting of stockholders, the Board elected J. Scott Hall to serve as a director of the Company, effective immediately.  Mr. Hall also serves as the Company’s President and Chief Executive Officer.  Mr. Hall will serve on the Board’s Executive Committee.

Mr. Hall joined the Company in January 2017 from Textron Inc. (“Textron”), where he most recently served as President and Chief Executive Officer of its Industrial Segment since 2009.  Mr. Hall joined Textron in 2001, holding numerous leadership positions during his tenure.  Mr. Hall was a member of Textron’s Executive Leadership Team and, from 2003 to 2009, served as President and Chief Executive Officer of Textron Tools and Test.

Mr. Hall will not receive any fees for his service on the Board.

As a result of Mr. Hall's election to the Board, the Board now consists of nine directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on January 25, 2017. The stockholders of the Company voted on the following four items:

1.	The election of eight directors to terms ending in 2018.
2.	An advisory resolution on the compensation of the Company's named executive officers.
3.	An advisory resolution on the frequency of the stockholder vote on executive compensation.
4.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017.
Proposal 1. Each of the directors listed below was re-elected as a director of the Company. The nominees for director were elected based on the following votes.

Director	Votes For	Votes Withheld	Broker Non-Votes
Shirley C. Franklin	135,275,852	1,584,995	13,058,836
Thomas J. Hansen	135,473,732	1,387,115	13,058,836
Gregory E. Hyland	126,438,044	10,422,803	13,058,836
Jerry W. Kolb	135,267,061	1,593,786	13,058,836
Mark J. O'Brien	135,271,119	1,589,728	13,058,836
Bernard G. Rethore	132,644,341	4,216,506	13,058,836
Lydia W. Thomas	132,285,159	1,575,688	13,058,836
Michael T. Tokarz	119,784,273	17,076,574	13,058,836

Proposal 2. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers received the following votes.

Votes for approval	134,078,244
Votes against approval	2,478,422
Abstentions	304,181
Broker Non-Votes	13,058,836

Proposal 3. The proposal to recommend, on an advisory basis, the frequency of the stockholder vote on compensation of the Company's named executive officers received the following votes.

Votes for each year	123,749,811
Votes for every two years	110,282
Vote for every three years	12,736,830
Broker Non-Votes	13,058,836

In light of the voting results concerning the frequency with which stockholders will be provided an advisory vote on executive compensation, the Board has determined that the Company will hold an annual advisory vote on executive compensation until the next required vote on the frequency of stockholder voting on executive compensation.

Proposal 4. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017 received the following votes.

Votes for approval	143,427,541
Votes against approval	6,250,054
Abstentions	242,088

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2017	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Keith L. Belknap
Keith L. Belknap
Senior Vice President, General Counsel and Corporate Secretary